Exhibit 99.2

Sachem Capital Corp. NYSEAM:SACH

FQ2 2024 Earnings Call Transcripts

Wednesday, August 14, 2024 12:00 PM GMT

S&P Global Market Intelligence Estimates

	-FQ2 2024-			-FQ3 2024-	-FY 2024-	-FY 2025-
	CONSENSUS	ACTUAL	SURPRISE	CONSENSUS	CONSENSUS	CONSENSUS
EPS (GAAP)	0.12	(0.09)	NM	0.09	0.46	0.34
Revenue (mm)	15.48	15.15	(2.13%)	15.26	63.31	64.73

Currency: USD

Consensus as of Jul-22-2024 9:10 PM GMT

		- EPS (GAAP) -
	CONSENSUS	ACTUAL	SURPRISE
FQ3 2023	0.12	0.12	0.00%
FQ4 2023	0.12	(0.05)	NM
FQ1 2024	0.11	0.08	(27.27%)
FQ2 2024	0.12	(0.09)	NM

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Contents

Table of Contents
Call Participants	........................................................................................................................................................	3
Presentation	........................................................................................................................................................	4
Question and Answer	........................................................................................................................................................	7

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SACHEM CAPITAL CORP. FQ2 2024 EARNINGS CALL | AUG 14, 2024

Call Participants

EXECUTIVES

John L. Villano
Chairman, CEO & President

Nicholas M. Marcello
Interim CFO and VP of Finance & Operations

ANALYSTS

Christopher  Muller
JMP Securities LLC, Research Division

Christopher Whitbread Patrick Nolan
Ladenburg Thalmann & Co. Inc., Research Division

Gaurav  Mehta
Alliance Global Partners, Research Division

Matthew  Erdner
JonesTrading Institutional Services, LLC, Research Division

Tyler Anton Batory
Oppenheimer & Co. Inc., Research Division

ATTENDEES

Stephen C. Swett
ICR, LLC

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SACHEM CAPITAL CORP. FQ2 2024 EARNINGS CALL | AUG 14, 2024

Presentation

Operator

Greetings, and welcome to the Sachem Capital Corp. Second Quarter 2024 Earnings Conference Call. [Operator Instructions] As a reminder, this conference is being recorded.

It is now my pleasure to introduce your host, Stephen Swett, Investor Relations. Thank you, sir. You may begin.

Stephen C. Swett
ICR, LLC

Good morning, everyone, and thank you for joining Sachem Capital Corp.'s Second Quarter 2024 Earnings Conference Call. On the call from Sachem Capital today is Chief Executive Officer, John Villano, CPA; and Chief Financial Officer, Nick Marcello.

This morning, the company announced its operating results for the quarter ended June 30, 2024, and its financial condition as of that date. The press release is posted on the company's website, www.sachemcapitalcorp.com.

As a reminder, remarks made on today's conference call may include forward-looking statements. Forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those discussed today. We do not undertake any obligation to update our forward-looking statements in light of new information or future events. For a more detailed discussion of the factors that may affect the company's results, please refer to our earnings release for this quarter and to our most recent SEC filings.

During this call, the company will be discussing certain non-GAAP financial measures. More information about these non-GAAP financial measures and reconciliations to the most directly comparable GAAP financial measures are contained in our SEC filings.

With that, I'll now turn the call over to John.

John L. Villano
Chairman, CEO & President

Thank you, and thanks to everyone for joining us today. During the second quarter of 2024, we maintained our prudent approach towards balance sheet management and our lending activities. With the market anticipating a potential rate cut from the Fed in the latter half of the year and optimistic prospects for a soft landing, it appears that we could be trending back in the right direction. That said, we will continue our disciplined approach until markets have stabilized, capital availability has improved and opportunities for accretive investment are available.

This quarter, we generated approximately $15.1 million in revenue. As mentioned last quarter, origination fees make up a significant portion of our revenue. And until we feel more comfortable in the capital environment, we are prepared to postpone earnings growth in the near term to protect our capital, which includes avoiding borrowing at rates that could be potentially dilutive for Sachem. We believe remaining patient better positions us for long-term earnings growth. As we have said before, we are willing to work with our borrowers to modify or extend loans, provided they meet our stringent reunderwriting process and possess the necessary capital reserves.

During the quarter, we produced revenue of $2.1 million in fee income from loans, a notable change from the comparable period in 2023 from reduced origination volume. The first half of 2024, we added only $1.6 million in REO, reflecting our ability to efficiently manage nonperforming loans.

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SACHEM CAPITAL CORP. FQ2 2024 EARNINGS CALL | AUG 14, 2024

Our hands-on approach, coupled with firsthand knowledge of our borrower, can usually move a loan from nonperforming to performing. Additionally, we generated a net gain of approximately $264,000 from REO sales during this period, demonstrating that foreclosing on a property does not always result in loss. Our seasoned asset management team continues to take an asset-by-asset approach, meticulously reviewing and inspecting all loans in our portfolio on a regular basis.

Similar to many companies in our sector and more broadly across the financial services industry, we added an additional CECL provision for credit losses related to loans of approximately $8.5 million. While this is a noncash item, it further underlines the impact to real estate valuations and liquidity uncertainty that persists within the market, particularly with commercial real estate assets. As we look forward, I am confident that our cycle-tested experience provides us with the tools needed to navigate this environment effectively.

Nick Marcello, recently appointed as Chief Financial Officer, brings impressive financial acumen that has and will continue to greatly aid in this process. With that, I would like to hand the call over to Nick to discuss our second quarter financials. Nick?

Nicholas M. Marcello
Interim CFO and VP of Finance & Operations

Thank you, John. For the second quarter 2024, Sachem recorded revenue of $15.1 million compared to $16.3 million in the same quarter of the prior year. As John previously mentioned, we are still experiencing the impact of reduced loan originations, and until we are able to source accretive capital, the company believes it is prudent to hold cash on hand as loans continue to pay off. Opportunities within our sector remain, but our diligent approach and steadfast commitment to managing liquidity continues to guide our strategy.

Total operating costs and expenses for the second quarter of 2024 were approximately $18.5 million compared to approximately $10.3 million in the prior year quarter. For the second quarter of 2024, we had additional provisions for credit losses of $8.5 million to account for the ongoing challenges in the commercial real estate market.

As noted on our last earnings call, we anticipated an increase in provisions due to the prevailing uncertainty in the macroeconomic environment. This puts our current allowance for credit losses for mortgages receivable at $14.4 million or approximately 3% of unpaid principal balance. Most of these reserves are held against commercial real estate assets, as our residential mortgage portfolio continues to hold its value on a relative basis.

The increase in CECL provisions was partially offset by interest and amortization of deferred financing costs of approximately $7 million, costs related to compensation and employee benefits of approximately $1.4 million and G&A of approximately $1.3 million, which all exhibited decreases compared to the prior year quarter, a testament to the company's ability to control costs, as originations have been challenged.

As a result, net loss attributable to common shareholders for the second quarter of 2024 was approximately $4.1 million compared to net income attributable to common shareholders of approximately $4.8 million in the comparing prior year period or a $0.09 loss and $0.11 gain per diluted share, respectively.

As discussed in prior quarters, our Board regularly evaluates our dividend distribution policy on an ongoing basis, balancing our operational performance, federal tax requirements and the importance of maintaining long-term financial flexibility. On July 19, the Board declared a quarterly dividend of $0.08 per share for shareholders of record as of July 29, 2024.

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SACHEM CAPITAL CORP. FQ2 2024 EARNINGS CALL | AUG 14, 2024

Turning to portfolio activities. Like past quarters, our loan originations were down, but the demand for capital within the industry remains strong. With banks staying on the sidelines and financing challenges persisting, we believe our pipeline will continue to be robust even as we remain very selective given the current capital markets environment. Our core focus remains on single-family and multifamily residential assets in growing markets, where the metrics remain favorable.

For the quarter, we had net fundings of approximately $41.7 million from mortgage loans, including loan modifications and construction draws that were offset by approximately $32.3 million of principal paydowns. During the second quarter, the company modified or extended a total of 26 loans. These modifications resulted in gross fee income of approximately $1 million.

As of June 30, our portfolio comprised 262 loans, with total unpaid principal balance of approximately $500.1 million and a weighted average interest rate of 12.8%, excluding fees. Our loan portfolio is geographically diverse, covering 16 states, with a focus on growth markets in the Southeast, balance with more stable markets in the Northeast. Additionally, only 12.3% of our investments are in office properties.

At quarter end, we had loans with a principal balance of approximately $106.9 million in nonaccrual status, which includes 50 loans and foreclosure by the company, representing approximately $73.1 million of outstanding principal balance, including the accrued but unpaid interest and borrower charges. Real estate owned was $3.9 million as of June 30, 2024, including $800,000 held for rental and $3.1 million held for sale.

Let's now discuss our balance sheet and financial position, where maintaining strong liquidity remains a primary focus for the company. As of June 30, 2024, we had total assets of $586.3 million, including $10.6 million of cash, cash equivalents and $1.8 million in investment securities, offset by $343.8 million of total debt outstanding.

Additionally, at quarter end, we had available liquidity of $10 million on our Needham credit facility. We will continue to utilize drawdowns from our existing credit facilities, current cash on hand and principal repayments from our mortgage loans to manage upcoming debt maturities, notably the $34.5 million principal amount of unsecured, unsubordinated notes due on December 30, 2024.

I will now turn the call back to John for closing remarks.

John L. Villano
Chairman, CEO & President

Thanks, Nick. Since our inception as a public company in 2017, we have built a reliable and robust lending platform, paid an excellent stream of dividends and most importantly, increased book value during some volatile market periods. At quarter end, book value stood at approximately $3.76 per share. We have also returned to shareholders approximately $2.25 per share in dividends since our first quarter as a public company.

In closing, we will continue to uphold our prudent approach of managing liquidity and being highly selective in underwriting until markets improve. Our diversified portfolio and strong financial foundation support our confidence in the future as we work to get back to growing our business in 2025. I would like to express my gratitude to the entire Sachem team for their ongoing hard work, dedication and undeniable contributions to our performance.
We will now open the call for questions.

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SACHEM CAPITAL CORP. FQ2 2024 EARNINGS CALL | AUG 14, 2024

Question and Answer

Operator

[Operator Instructions] Our first question comes from Gaurav Mehta with Alliance Global Partners.

Gaurav Mehta
Alliance Global Partners, Research Division

I wanted to ask you, I wanted to follow up on the balance sheet, the $34.5 million loan that's due in December. I wanted to get some more color on your plans on refinancing that loan, and how much capacity do you have currently on the balance sheet to address that loan maturity?

John L. Villano
Chairman, CEO & President

That's a great question, Gaurav. So if you look at our June 30 balance sheet, we did have $10.5 million in cash. Currently, we have almost $30 million of cash on hand, not including liquidity from our credit facilities or repurchase agreements to handle the December maturity. So we're in really good shape.

Gaurav Mehta
Alliance Global Partners, Research Division

So $30 million cash on hand after 2Q?

John L. Villano
Chairman, CEO & President

That's correct.

Gaurav Mehta
Alliance Global Partners, Research Division

Okay. As a follow-up, I was wondering if you could provide some more color on where the interest rates are, if you were to issue new debt?

John L. Villano
Chairman, CEO & President

Can you repeat that again? I didn't catch it. I'm sorry.

Gaurav Mehta
Alliance Global Partners, Research Division

Just as a follow-up, I wanted to get some more color on where the rates are for your company in case you need to issue new debt.

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SACHEM CAPITAL CORP. FQ2 2024 EARNINGS CALL | AUG 14, 2024

John L. Villano
Chairman, CEO & President

Okay. So as I'm sure you're well aware, Sachem, we closed down an offering about 1.5 months ago, where we were trying to do an institutional note offering. The rates on the debt were just not accretive to our business model. And as such, we've kind of backed away from raising, we call it, inefficient debt.

It's best for us to perhaps shrink our balance sheet and wait for better opportunities in the debt markets when a deal doesn't fit the box, right? It's expensive in terms of rate. It has other provisions in terms of no call, meaning you can't pay it off early, if rates should improve. Those kind of things are detrimental to our business, and eventually they do come and hurt our shareholders.

So those are the things that we're trying to stay away from, and it'd be easier for us to manage our book as we have it. [ Marshall Cash ], continue to lend money, of course, but not to take a reach and certainly not to try to grow in this market where interest rates are still quite aggressive.

Gaurav Mehta
Alliance Global Partners, Research Division

Okay. And then lastly on the credit loss reserves that you had in the quarter, can you provide some color on those credit loss reserves?

John L. Villano
Chairman, CEO & President

What I'll do is I'll ask Nick Marcello to contribute to this. He's more in tune with the accounting treatment and the actual occurrence of the provisions. Go ahead, Nick.

Nicholas M. Marcello
Interim CFO and VP of Finance & Operations

Yes. Gaurav, so yes. So the company increased its reserve. I think we kind of saw this across the sector. We took the position that market conditions haven't improved all that much. We had -- and the company considers loans, nonaccrual loans on an asset-by-asset approach. The rest of the performing bucket has sort of a historical provision applied to it based on losses that we've incurred since inception.

So what you're really seeing in that $8.5 million is about $5 million to $5.5 million or so of direct reserve balance against individual loans that are nonperforming. The additional $3 million roughly was applied across the general reserve bucket, both of which were just as a result of, again, asset valuation declines for the underlying collateral for loans that are nonperforming, as well as just the company taking the approach that market conditions are still fairly punitive for our borrowers, as they really don't have an opportunity right now in a lot of cases to refinance as was probably in their business plan initially.

Just as banks haven't been able to offer takeout financing, our guys can only sort of withstand our 12% for so long. And as a result, you're kind of seeing an uptick in our -- how we're looking about our CECL reserve.

Operator

Our next question comes from Tyler Batory with Oppenheimer.

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SACHEM CAPITAL CORP. FQ2 2024 EARNINGS CALL | AUG 14, 2024

Tyler Anton Batory
Oppenheimer & Co. Inc., Research Division

Congratulations to Nick on the new responsibilities here.

First question, just to follow up on one of the prior comments. John, I think you said $30 million of cash that you have right now? Is that just that increase from the $10 million you had at the end of the quarter, that extra $20 million, I'm assuming there's just some extra principal repayments that have come through, correct?

John L. Villano
Chairman, CEO & President

That is correct. And let me be perfectly clear, Tyler. And I think you're coming here. [ Marshalling cash ], right, being somewhat defensive, it does have the effect of hurting bottom line performance.

So yes, you're absolutely right. We do have approximately $30 million in cash. Currently, we're deciding whether we should pay the December notes off early to save the interest rate on those or not. So that's a Board decision that's coming down the pike.

Tyler Anton Batory
Oppenheimer & Co. Inc., Research Division

Okay. And then some of the numbers you provided, I think you said the $106 million in nonaccrual, $73 million in change in foreclosure, I think a little bit of a tick up versus the prior quarter. So just talk a little bit more about what's going on there, and if there's potential that those numbers could go even higher the next couple of quarters? Or maybe you think you're in a good spot kind of given what you have right now?

John L. Villano
Chairman, CEO & President

Yes. So first of all, I'd love to say I'm in a good spot, but clarity, right, is a big issue right now. We are still not believers that 0.5 point interest cut, when it comes and if it comes, is going to solve the problems in the industry.

We're still fighting through some COVID excesses, not only material and labor costs, but rapidly increasing prices and now decreasing prices that kind of throw business plans out of whack. We have an election coming, right? And certainly not wanting to get political, but there's uncertainty, there's wars out there.

We're taking this month by month. And kind of in tune with where Gaurav was going with his questions, a lot of our competition, say, or fellow mortgage REITs, they have the ability to lever through a period of defaults. We don't. We can't. We're not going to chase ridiculous money. So we can't earn through these things. We feel that that's -- you're just really walking yourself off the plank, and we don't want to do that.

So we like to think that 2025 is a better time for us to get back on the growth wagon. We're playing defense. Hey, just yesterday, we received $2.25 million on a loan, an industrial property that didn't pay in 9 months, full pay. Those things happen. So the portfolio is still moving. And as you noted, we did raise $20 million in the last 1.5 months. So we're quite happy with how the portfolio is turning.

But we're still at risk with respect to appraisals and borrowers that, as Nick mentioned, they're just jammed up. There's nowhere for them to go. And the real issue that we run into is once the distress vibe gets out there, getting 100% is very difficult. So we're running into a little bit of that, where a borrower in distress can say, "Hey, you know, what if I give you 85%? What if I give you 90%?" So we're fighting some of those off at the same time. It's just going to take a little time for us to get clarity moving forward.

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SACHEM CAPITAL CORP. FQ2 2024 EARNINGS CALL | AUG 14, 2024

Tyler Anton Batory
Oppenheimer & Co. Inc., Research Division

Okay. Okay. Great. Appreciate that.

And then last question for me. There's a lot of people reach out, ask about the dividend, the dividend policy, how to think about the dividend going forward, given kind of where we are in the industry. So if you could address that for shareholders, please, that would be helpful.

John L. Villano
Chairman, CEO & President

Well, we've kind of worked our dividend down here a bit. When we don't have liquidity to grow our book, there's no way for us to maintain our, let's call it, a $0.12 dividend. The yield on our common was much greater.

What we've done here is we're actually paying out GAAP earnings instead of tax earnings, like we used to. So we're just trying to scale it down a little bit. We're conserving cash. Again, we have a couple more quarters of this. We hope to be back on the strong dividend train in the near future. But once again, we still feel that cash and liquidity is king. So I mean I think we're going to have a reduced dividend here for the next quarter or 2.

Nicholas M. Marcello
Interim CFO and VP of Finance & Operations

Yes. Just add to that. We're paying taxable non-GAAP right now. So taxable is more, you could think about like net distributable earnings as some of our peers kind of disclosed. And you think about that and CECL reserves don't reduce taxable income. So those sort of -- if you look at those as an add back, you get closer to that $0.08 number that we distributed for the quarter.

Operator

Our next question comes from Chris Muller with Citizens JMP.

Christopher Muller
JMP Securities LLC, Research Division

Congrats, Nick, on the new role.

So I guess, I wanted to touch on the specific reserves of $5.5 million that you guys talked about. I guess, given the short-term nature of your loans, what changed so quickly with the assets from the last quarter? And did they not qualify for modifications there? Is that what kind of drove the reserve, the specific reserves?

John L. Villano
Chairman, CEO & President

When we go through our modification, it's basically a re-underwrite of the loan. What we're finding is our borrower is not in the same kind of shape going forward. We may also find that a property, for example, didn't lease up, things like that.

So we're not being more aggressive with respect to the write-down, we're trying to be realistic with respect to where the portfolio sits, and it's a bunch of different occurrences. Just trying to get a feel for what net realizable value may be.

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SACHEM CAPITAL CORP. FQ2 2024 EARNINGS CALL | AUG 14, 2024

Christopher Muller
JMP Securities LLC, Research Division

Got it. And then I guess on the other side of the coin with REO, we really haven't seen a big jump in that REO bucket. Should we expect to see that increase over the next couple of quarters as you work through some of these loans? Or do you think you'll be more successful on the modification side and things won't have to go REO?

John L. Villano
Chairman, CEO & President

Chris, there's a very interesting phenomena in our business. Once we get a property back for good or bad, we're able to move it, okay? Our biggest issue is getting control of the properties.

The best thing in the world now is an attorney fighting a foreclosure. They make tons of money, the stall processes, in our opinion, quite frivolous, and it keeps us from really moving forward with respect to a sale or a renovation to complete the property.

So the issue is these things are hung up in the foreclosure process. In most cases, when we get the property back, it is sold within a few weeks after getting it. So the REO doesn't stick around for long, and we're quite happy about that. It is a testament to the underwriting. It's just getting them back into our hands where we can do some good with the property.

Operator

Our next question comes from Christopher Nolan with Ladenburg Thalmann.

Christopher Whitbread Patrick Nolan
Ladenburg Thalmann & Co. Inc., Research Division

Nick, congratulations on the step.

John, the allowance for reserves, is that a function of lower cash flows on the property or lower LTVs or a combination?

John L. Villano
Chairman, CEO & President

It's a mixed bag, Chris. In some cases, it's an LTV. We have talked publicly about appraisal risk. We do -- we have and we continue to run into that. It could also be cash flows.

We have run into situations where one of our properties is fully rented with magnificent rents, I mean, premium rents, and bank refi doesn't trust the rent roll, meaning they're too perfect. So they discount the rents and the offer to refi out is less. So we're running into properties that are performing perfectly. And now all of a sudden, the rents are too perfect, and they don't expect them to continue.

So we're running to a mixed bag of developer issues, developer capital, banks willingness to get into a loan or into a project. And then also, we have a distressed loan that sells on the street and all of a sudden, it affects your property in the next appraisal. So it's kind of a mixed bag for us. We try to handle each one a little differently. But again, we have a little more time to deal with this.

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SACHEM CAPITAL CORP. FQ2 2024 EARNINGS CALL | AUG 14, 2024

Christopher Whitbread Patrick Nolan
Ladenburg Thalmann & Co. Inc., Research Division

Okay. So assuming that it is -- a good chunk of it is LTV related, a rate cut may be giving you a little relief on the CECL provisioning. Is that a reasonable read into that?

John L. Villano
Chairman, CEO & President

I would say yes. I don't think one rate cut will solve not only our issues, but our industry issues. I think once the real estate buyer, the investor sees a steady policy coming from the Federal Reserve, it would be a great time for them to come in and not only by distress, but also to start doing their own projects and refilling our pipeline with deals.

One cut is just, let's wet our whistle and hope for the best. But if we start putting 2 or 3 of these together, I think we do have a change to get things fixed.

Christopher Whitbread Patrick Nolan
Ladenburg Thalmann & Co. Inc., Research Division

Final question is on capital structure. Following the withdrawal of the notes offering, it sounds like you guys are really starting to think about how to approach your capital structure a little bit different. And I'm sort of getting the sense that you're now considering a more deleveraged balance sheet going forward. And if that's the case, should we also expect improved pricing, because it sounds like you got more deal flow than you know what to do with. And so why not raise prices as well?

John L. Villano
Chairman, CEO & President

We do have significant deal flow. And the world is looking for money to do our types of deals. Lowering our leverage is, in our opinion, exactly the right thing to do now. I certainly can't go pay out our December notes, which I think are maybe [ 7 and 8 ] or something like that and replace it with [ 10, 11 ] or even something uglier. None of our shareholders would appreciate that move.

So we're not looking to sink the ship just to grow the book of business. We think by playing a little defense, with respect to growth, is going to position us to be really strong when the lights get turned back on.

We still have our pricing. We still can price. I mean we're still [ 12 and 2 ]. We have our construction service fee. It's just we're not doing many deals, so our origination fee income is down severely.

Operator

Our next question comes from Matthew Erdner with Jones Trading.

Matthew Erdner
JonesTrading Institutional Services, LLC, Research Division

I just want to repeat this back, make sure I got the right numbers, first off. Net fundings of $41.7 million and then offset by $32.3 million in paydowns. So I'm getting about net portfolio growth of like $9.4 million?

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SACHEM CAPITAL CORP. FQ2 2024 EARNINGS CALL | AUG 14, 2024

John L. Villano
Chairman, CEO & President

It's about right.

Nicholas M. Marcello
Interim CFO and VP of Finance & Operations

That's correct. Yes.

Matthew Erdner
JonesTrading Institutional Services, LLC, Research Division

Okay. And then what is your expectation for payoffs for the remainder of the year? Should we expect it to continue kind of at that $30 million pace?

John L. Villano
Chairman, CEO & President

We used to be able to project payoffs a lot better 2 years ago. Payoffs are still quite robust. There's a whole ton of good loans on the books that are getting refinanced and things like that. We still expect to raise some cash going into the end of the year, which -- it's hard to say, Matt.

I would probably -- if I had to work a projection, I would probably look maybe a $20 million portfolio growth, fundings over repayments, something like that. We're not jumping out of our shoes doing deals where we used to do $100 million a quarter. So it's going to be probably around $20 million net growth would be my best guess.

Matthew Erdner
JonesTrading Institutional Services, LLC, Research Division

Got you. And then as you guys continue to defend the balance sheet and kind of have the defensive posture, how do you weigh lending out new money versus keeping it on hand and just keeping that cash on the balance sheet to kind of take care of the current capital structure?

John L. Villano
Chairman, CEO & President

There's a tug of war in the office here. The best investment we can make is to buy our shares right here, quite honestly. We are a lender. We don't want to waste cash buying shares at the moment.

So I think, look, cash is king at the moment. There may be some stock buying some shares a little bit here and there depending on where price goes, and you may see what happens right after this call. So we have cash available to do those things. We have cash available to lend. And quite honestly, I'm able to sleep easy at night, knowing that -- very much like a COVID scenario, when COVID hit, we had cash. And it's a great thing.

So we don't want to out earn -- try to outearn our problems because we just don't know where the end is. So we have cash to do things. We're going to be prudent with our cash, and we just ask you guys to give us a couple of quarters to see where this ends. So I think we'll have some clarity probably after the elections and what's going on in the Middle East, but things should start to clear up.

Matthew Erdner
JonesTrading Institutional Services, LLC, Research Division

Right. Right. That's helpful. And then turning to the credit facility, I think you mentioned you had $10 million left there. Have you guys had any discussions about possibly increasing the size? And what's the demand on the bank side for something like a new credit facility or a repurchase agreement to kind of throw the [ ones ] on to?

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SACHEM CAPITAL CORP. FQ2 2024 EARNINGS CALL | AUG 14, 2024

John L. Villano
Chairman, CEO & President

We have a great relationship with Needham Bank. We have discussed an upsize. Most likely if they don't see us using the line sitting with a ton of cash, it's probably not a thing that they want to do. But again, they've been a great partner for us. I think they do want to give us more capital to grow our business. They, too, appreciate the play safe posture that we're taking.

Hey, look, we're always looking for accretive cash. And hopefully, it comes from Needham. We do have a Churchill facility with a lot of room. And right now, there's no real push for additional liquidity unless it comes at a great price.

Operator

We have reached the end of our question-and-answer session. This concludes today's teleconference. You may disconnect your lines at this time. Thank you for your participation.

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